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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                                                        Form 8-K

                                 Current Report

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 3, 2003


                                County Bank Corp
             Michigan Commission file number 0-17482 EIN 38-0746239
                      83 W. Nepessing St. Lapeer, MI 48446
                                 (810) 664-2977

Item 9.  Regulation FD Disclosure.
                                                           FOR IMMEDIATE RELEASE
                                                                December 3, 2003
                                                       CONTACT: Danielle Portice
                                                         (810) 664-2977 ext. 339

                                  NEWS RELEASE

         The Board of Directors of County Bank Corp, the holding company of Lapeer County Bank & Trust Co., declared a quarterly cash dividend of $.26 per share and a special dividend of $.39 per share during its regularly scheduled meeting on November 19, 2003. The dividends are payable on December 31, 2003, to shareholders of record on December 17, 2003.

         President Curt Carter is pleased to announce that this dividend is the 153rd consecutive cash dividend paid to shareholders.

         Through the end of October 2003, total assets have grown to $250,845,000 compared to $238,532,000 in October 2002. Earnings per share were $3.06 (annualized) and shareholders' equity reached $31,615,000.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.


                                                County Bank Corp

                                                /s/ Joseph H. Black
                                                -------------------
                                                Joseph H. Black
                                                Treasurer and Chief Financial
                                                Officer

Date: December 3, 2003